                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

                                      JURISDICTION OF          PERCENTAGE
                                       INCORPORATION       OWNED BY REGISTRANT
                                      ---------------      -------------------
Viragen (Scotland) Ltd. (1)            Scotland (UK)              100%
Viragen (Germany) GmbH (2)                Germany                 100%
ViraNative AB (3)                         Sweden                  100%
AlfaNative AB (4)                         Sweden                  100%

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(1)      Incorporated January 17, 1995; 100% owned by Viragen International,
         Inc.
(2)      Acquired November 14, 1997; 100% owned by Viragen International, Inc.
(3)      Acquired September 28, 2001; 100% owned by Viragen International, Inc.
(4)      Acquired September 28, 2001; 100% owned by ViraNative AB


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